UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 North Main Street, Moorefield, West Virginia 26836
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (304) 530-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     Other Events.

On March 30, 2015, Summit Financial Group, Inc. (the “Company”) repurchased 100,000 shares of its common stock from First Bank of Charleston, Inc. in a privately negotiated transaction for an aggregate purchase price of $1,080,000, which amounts to a price per share of $10.80.
Additionally, on March 30, 2015, the Company issued a press release publicly announcing that the record date for its previously announced rights offering of common stock will be April 10, 2015. A copy of that press release is attached hereto as Exhibit 99.1 and furnished herewith.
ITEM 9.01.    Financial Statements and Exhibits
(d)    Exhibits. The following exhibits are filed or furnished herewith as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release issued March 30, 2015 announcing the record date for the Company’s previously announced rights offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: March 31, 2015	By: /s/ Julie R. Cook
Julie R. Cook
Vice President and Chief Accounting Officer